Communication principles and guidelines for social media activity 12.06.2025 1 Do’s Don’ts ✓ Speak with one voice - Post the link to the announcement press release or our Corporate social media post to your own social media accounts ✓ Limit personal social media posts to pre-approved messaging only, which can be found on the following slide. Always include the following sentence in your posts: For more information and important disclaimers, please refer to the press release that we issued jointly with BioNTech earlier today. ✓ Continue to act and speak independently as separate companies (until closing) ✓ Refer any potential third-party inquiries from your social media accounts to communications@curevac.com × Don’t speculate on the transaction on your social media accounts × Don’t editorialize the transaction on your social media accounts × Don’t begin acting and speaking as if CureVac + BioNTech are a combined business (until closing) × Don’t respond to any third-party inquiries (media, political representatives, partners, etc.) from your social media accounts × Don’t engage with outsiders who may be discussing the transaction on social media × Don’t reply to any potential comments from posted original content Exhibit 99.7

Approved key messages for use on social media (English) 12.06.2025 2 Main messages • Today [is a historic day / marks a new chapter] for CureVac (tag company account) – we are joining forces with BioNTech, a fellow German mRNA pioneer! • This transaction brings together two deeply complementary companies, united by a shared belief in the power of science and the possibilities of mRNA to change lives. • The decision to join BioNTech is anchored in a fundamental belief: together, we can fully realize the transformative potential of mRNA medicine. • For more information and important disclaimers, please refer to the press release that we issued jointly with BioNTech earlier today. Supporting / add-on messages • Together, we now have the opportunity to use our shared knowhow and scale to tackle future challenges, while bringing more innovation to patients. • The transaction recognizes the tremendous value of our platform and capabilities as well as the excellence, commitment, and belief of our people. • Jointly we will accelerate and broaden development of mRNA-based medicines in oncology and other areas, creating long-term value for patients, Germany, and society as a whole.

Abgestimmte Kernbotschaften für Social Media Posts (Deutsch) 12.06.2025 3 Zentrale Botschaften • Heute [ist ein bedeutender Tag / beginnt ein neues Kapitel] für CureVac (Unternehmensaccount verlinken) – wir schließen uns mit BioNTech zusammen, einem weiteren deutschen mRNA-Pionier! • Diese Transaktion führt zwei sich hervorragend ergänzende Unternehmen zusammen. Beide Unternehmen vereint der Glaube an die transformative Kraft der mRNA-Technologie in der Medizin, die das Leben vieler Menschen verändern kann. • Gemeinsam können wir das revolutionäre Potenzial von mRNA voll ausschöpfen. • Weitere Informationen und wichtige Rechtshinweise finden Sie in der Pressemitteilung, die wir heute gemeinsam mit BioNTech veröffentlicht haben. Zusätzliche / ergänzende Botschaften • Bei CureVac sind wir die mRNA people – gemeinsam können wir unser Wissen und unsere Größe nutzen, um zukünftige Herausforderungen zu bewältigen und mehr innovative Lösungen für Patient:innen zu entwickeln. • Zusammen können wir die Entwicklung einer neuen Generation an Therapien vorantreiben – besonders im Bereich der Onkologie und Infektionskrankheiten. • Diese Transaktion stärkt das Biotech-Ökosystem, fördert Investitionen und wissenschaftliche Spitzenleistungen und fördert die Wettbewerbsfähigkeit des zusammengeführten Unternehmens sowie Deutschlands und Europas.

Cautionary Statement Regarding Forward-Looking Statements This document includes “forward-looking statements,” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “look forward,” “investigational,” “pipeline,” “to acquire,” “development,” “to include,” “commitment,” or similar terms. Such forward-looking statements include, but are not limited to, statements relating to the ability of BioNTech and CureVac to complete the transactions contemplated by the Purchase Agreement (including the parties’ ability to satisfy the conditions to the consummation of the exchange offer contemplated thereby and the other conditions set forth in the Purchase Agreement), the expected timetable for completing the transactions, the benefits sought to be achieved in the proposed transactions, the potential and capacity of BioNTech following the transaction and the potential effects of the proposed transactions on BioNTech and CureVac. Many of these risks and uncertainties are beyond the control of BioNTech or CureVac. Investors are cautioned that any such forward-looking statements are based on BioNTech’s or CureVac’s current beliefs and expectations regarding future events and are not guarantees of future performance and involve risks and uncertainties. There can be no guarantees that the conditions to the closing of the transactions will be satisfied on the expected timetable or at all. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. You should not place undue reliance on these statements. Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the exchange offer and the subsequent corporate reorganization of CureVac; uncertainties as to how many of CureVac’s shareholders will tender their shares in the exchange offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the exchange offer and the transactions contemplated by the Purchase Agreement may not be satisfied or waived; the possibility of a termination of the Purchase Agreement; the ability to obtain necessary regulatory approvals or to obtain them on acceptable terms or within expected timing; the effects of disruption from the transactions contemplated by the Purchase Agreement and the impact of the announcement and pendency of the transactions on BioNTech’s and/or CureVac’s business, including their relationships with employees, business partners or governmental entities; the risk that the exchange offer or the other transactions contemplated by the Purchase Agreement may be more expensive to complete than anticipated; the risk that litigation in connection with the exchange offer or the other transactions contemplated by the Purchase Agreement may result in significant costs of defense, indemnification and liability; a diversion of management’s attention from ongoing business operations and opportunities as a result of the exchange offer, the other transactions contemplated by the Purchase Agreement or otherwise; general industry conditions and competition; general political, economic and business conditions, including interest rate, inflation, tariff and currency exchange rate fluctuations, and the ongoing Russia-Ukraine and Middle East conflicts; the impact of regulatory developments and changes in the United States, Europe and countries outside of Europe, including with respect to tax matters; the impact of pharmaceutical industry regulation and health care legislation in the United States, Europe and elsewhere; the particular prescribing preferences of physicians and patients; competition from other products; challenges and uncertainties inherent in new product development; ability to obtain or maintain proprietary intellectual property protection; safety, quality, data integrity or manufacturing issues; and potential or actual data security and data privacy breaches. Neither BioNTech nor CureVac undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in BioNTech’s and CureVac’s respective Annual Report on Form 20-F for the year ended December 31, 2024, in each case as amended by any subsequent filings made with the U.S. Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. 12.06.2025 4

Notice to Investors and Security Holders This document is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transactions, BioNTech intends to file a Registration Statement on Form F-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), including an offer to exchange/prospectus to register, under the Securities Act of 1933, as amended, the issuance of BioNTech’s American Depositary Shares (“ADSs”) pursuant to the exchange offer. In addition, BioNTech intends to file a Tender Offer Statement on Schedule TO (the "Schedule TO"), which will include, as exhibits, the offer to exchange/prospectus, a form of letter of transmittal and other customary ancillary documents, with the SEC and soon thereafter CureVac intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") with respect to the exchange offer. The exchange offer for the common shares of CureVac referred to in this document has not yet commenced. The solicitation and offer to purchase CureVac’s common shares will only be made pursuant to the Schedule TO and related exchange offer/prospectus. This material is not a substitute for the offer to exchange/prospectus, the Schedule TO, the Schedule 14D-9, the Registration Statement or for any other document that BioNTech or CureVac may file with the SEC and send to CureVac’s shareholders in connection with the proposed transactions. With respect to the public offering of BioNTech ADSs to CureVac shareholders in Germany and in any other member state of the European Economic Area, this document is an advertisement for the purposes of the prospectus regulation EU 2017/1129, as amended. It does not constitute an offer to purchase any BioNTech ADSs or shares in BioNTech and does not replace the securities prospectus which will be available free of charge, together with the relevant translation(s) of the summary, from BioNTech's website (www.BioNTech.com). The approval of the securities prospectus by the German Federal Financial Supervisory Authority should not be understood as an endorsement of the investment in any BioNTech ADSs or shares in BioNTech. Investors in Germany and in any other member state of the European Economic Area should acquire BioNTech ADSs solely on the basis of the prospectus (including any supplements thereto, if any) relating to the ADSs and should read the prospectus which is yet to be published (including any supplements thereto, if any) before making an investment decision in order to fully understand the potential risks and rewards associated with the decision to invest in the BioNTech ADSs. Investment in BioNTech ADSs entails numerous risks, including a total loss of the initial investment. With respect to the public offering of BioNTech ADSs to CureVac shareholders in the United Kingdom (the “UK”), BioNTech will publish a UK prospectus exemption document for the purposes of the prospectus regulation EU 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended. This document does not constitute an offer to purchase any BioNTech ADSs or shares in BioNTech and does not replace the UK prospectus exemption document which will be available free of charge from BioNTech’s website (www.BioNTech.com). Investors in the UK should acquire BioNTech ADSs solely on the basis of the UK prospectus exemption document (including any supplements thereto, if any) relating to the BioNTech ADSs and should read the UK prospectus exemption document which is yet to be published (including any supplements thereto, if any) before making an investment decision in order to fully understand the potential risks and rewards associated with the decision to invest in the BioNTech ADSs. Investment in BioNTech ADSs entails numerous risks, including a total loss of the initial investment. BEFORE MAKING ANY INVESTMENT DECISION OR DECISION WITH RESPECT TO THE EXCHANGE OFFER, WE URGE INVESTORS OF CUREVAC TO READ THE REGISTRATION STATEMENT, EXCHANGE OFFER/PROSPECTUS, SCHEDULE TO (INCLUDING THE EXCHANGE OFFER, RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIONTECH, CUREVAC AND THE PROPOSED TRANSACTIONS THAT HOLDERS SHOULD CONSIDER. Investors will be able to obtain free copies of the Registration Statement, exchange offer/prospectus, Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by BioNTech and CureVac with the SEC (when they become available) at http://www.sec.govwww.sec.gov, the SEC's website, or free of charge from BioNTech's website (www.BioNTech.com) or by contacting BioNTech’s Investor Relations Department at investors@biontech.de. These documents are also available free of charge from CureVac’s website (www.curevac.com) or by contacting CureVac's Investor Relations Department at communications@curevac.com. 12.06.2025 5